EXHIBIT 10.2

VOTING AGREEMENT

THIS VOTING AGREEMENT (this "Agreement") is entered into as of September 5, 2018, by and among the investors listed on Schedule A hereto (each, an "Investor" and collectively, the "Investors"), S&W Seed Company, a Nevada corporation (the "Company"), and the stockholders of the Company listed on Schedule B hereto (each, a "Stockholder" and collectively, the "Stockholders"). Capitalized terms used herein but not otherwise defined shall have the meaning given to them in the Purchase Agreement (as defined below).

BACKGROUND

A.  The execution and delivery of this Agreement by the Stockholders is a material inducement to the willingness of the Investors to enter into that certain Securities Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), by and among the Company and the Investors, pursuant to which, subject to the terms and conditions set forth in the Purchase Agreement, the Investors will purchase Shares.

B.  Each Stockholder understands and acknowledges that the Company and Investors are entitled to rely on (i) the truth and accuracy of Stockholder's representations contained herein and (ii) Stockholder's performance of the obligations set forth herein.

In consideration of the promises and the covenants and agreements set forth in the Purchase Agreement and in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  Shares Subject to this Agreement; Transfer Restrictions.

(a) The Stockholders each agree to hold all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them and/or over which they exercise voting control as of the date of this Agreement and any other shares of voting capital stock of the Company legally or beneficially held or acquired by them after the date hereof or over which they exercise voting control (the "Shares") subject to, and to vote the Shares in accordance with, the provisions of this Agreement.

(b) Until the termination of this Agreement, or unless the transferee agrees to be bound by the terms of this Agreement, the Stockholder covenants and agrees that the Stockholder will not directly or indirectly, (i) sell, assign, transfer (including by merger or operation of law), pledge, encumber or otherwise dispose of any of the Shares, (ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger or operation of law) or other disposition of any Shares. The Company shall not recognize the transfer of any Shares in violation of the transfer restrictions set forth in this Section 2(b).

2.  Agreement to Vote Shares.

(a) In any annual, special or adjourned meeting of the stockholders of the Company, and in every written consent in lieu of any such meeting, at which the transactions contemplated by the Purchase Agreement are presented to the Company's stockholders for approval, each Stockholder agrees that it will vote, by proxy or otherwise, its Shares (i) in favor of the transactions contemplated by the Purchase

Agreement and any matter that would reasonably be expected to facilitate such transactions, and (ii) against approval of any proposal made in opposition to the transactions contemplated by the Purchase Agreement. Each Stockholder shall retain at all times the right to vote its Shares in its sole discretion and without any other limitation on those matters other than those set forth in clauses (i) and (ii) of this Section 2(a) that are at any time or from time to time presented for consideration to the Company's stockholders generally.

(b) Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict a Stockholder from acting in such Stockholder's capacity as a director or officer of the Company, to the extent applicable, it being understood that this Agreement shall apply to a Stockholder solely in such Stockholder's capacity as a stockholder of the Company.

(c) In the event that a meeting of the stockholders of the Company is held, each Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause such Stockholder's Shares to be counted as present thereat for purposes of establishing a quorum.

(d)  Irrevocable Proxy.

(i) Each Stockholder hereby irrevocably grants to and appoints, and hereby authorizes and empowers, the Company, and any individual designated in writing by it, and each of them individually, as such Stockholder's sole and exclusive proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the Stockholder's name, place and stead, to vote and exercise all voting and related rights (to the fullest extent that the Stockholder is entitled to do so) with respect to its Shares at any meeting of the stockholders of the Company called, and in every written consent in lieu of such meeting, with respect to any of the matters specified in, and in accordance and consistent with, clauses (i) and (ii) of Section 2(a) of this Agreement. Such Stockholder may freely vote its Shares on all other matters not contemplated by clauses (i) and (ii) of Section 2(a) of this Agreement.

(ii) Each Stockholder understands and acknowledges that the Investors and the Company are entering into the Purchase Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2(d) constitutes an inducement for the Investors and the Company to enter into the Purchase Agreement. Except as otherwise provided for herein, the Stockholder hereby (a) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked; (b) ratifies and confirms that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof; and (c) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 78.355 of the Nevada Revised Statutes.

(iii) Upon the execution of this Agreement by the Stockholder, the Stockholder hereby revokes any and all prior proxies or powers of attorney given by the Stockholder with respect to the Shares. The Stockholder acknowledges and agrees that no subsequent proxies with respect to such Shares shall be given, and if given, shall not be effective. All authority conferred herein shall be binding upon and enforceable against any successors or assigns of the Stockholder and any transferees of the Shares. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement in accordance with Section 6(m) of this Agreement.

3.  Representations, Warranties and Other Covenants of Stockholder. Each Stockholder, as to itself and not with respect to any other Stockholder, hereby represents, warrants and covenants to the Company as follows:

(a) Such Stockholder is the legal or beneficial owner of, and has the power to vote that number of issued and outstanding Shares set forth on the signature page hereto. Such Shares are owned free of any encumbrance that would preclude Stockholder from exercising his, her or its voting power as provided in Section 2 of this Agreement or otherwise complying with the terms hereof.

(b) Such Stockholder has all requisite power, legal capacity and authority to enter into this Agreement. This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) The execution, delivery and performance of this Agreement by such Stockholder will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any agreement to which Stockholder is a party or by which any of such Stockholder's assets are bound or (ii) violate any order, writ, injunction, decree, judgment or any applicable law applicable to such Stockholder or any of its assets, except for any such conflict, violation or any failure to obtain such consent, waiver or approval that would not result in such Stockholder being able to perform its obligations under this Agreement.

(d) Such Stockholder agrees that it will not, in its capacity as a stockholder of the Company, bring, commence, institute, maintain, prosecute or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by such Stockholder, or the approval of the Purchase Agreement by the Company's Board of Directors (the "Board"), breaches any fiduciary duty of the Board or any member thereof.

(e) Such Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty contained herein untrue or incorrect in any material respects or in any way have the effect of restricting, limiting, interfering with, preventing or disabling such Stockholder from performing his, her or its obligations in any material respects under this Agreement.

4.  Confidentiality. Except as required by applicable law, each Stockholder, until such time as the transactions contemplated by the Purchase Agreement are publicly disclosed by the Company in compliance with the Purchase Agreement, will maintain the confidentiality of any information regarding this Agreement, the Purchase Agreement and the transactions contemplated thereby. Neither each Stockholder, nor any of his, her or its respective Affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Purchase Agreement or the transactions contemplated thereby without the prior written consent of the Company, except as may be required by law or by any listing agreement with, or the policies of, The Nasdaq Stock Market LLC, in which circumstance such announcing party shall make all reasonable efforts to consult with the Company in advance of such publication to the extent practicable.

5.  No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

6.  Miscellaneous.

(a)  Notices. All notices, requests, and other communications hereunder shall be in writing and will be deemed to have been duly given and received (a) when personally delivered, (b) when sent by facsimile or email upon confirmation of receipt, (c) one business day after the day on which the same has been delivered prepaid to a nationally recognized courier service, or (d) five business days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed, as to the Company, to:

S&W Seed Company
106 K Street, Suite 300
Sacramento, California 95814
Attn: Matthew K. Szot
Facsimile: (559) 884-2750
Email: mszot@swseedco.com

and as to any Stockholder, at the address and facsimile number set forth below such Stockholder's signature on the signature pages of this Agreement. Any party hereto from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto. Each Stockholder and the Company may each agree in writing to accept notices and other communications to it hereunder by electronic communications pursuant to procedures reasonably approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(b)  Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms "hereof," "herein," "hereunder" and derivative or similar words refer to this entire Agreement.

(c)  Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing and signed by (i) the Company, (ii) the Investors holding a majority of the then-outstanding Shares issued pursuant to the Purchase Agreement and (iii) the Stockholders holding a majority of the then-outstanding Shares. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party's right to exercise any such or other right, power or remedy or to demand such compliance.

(d)  Rules of Construction. The parties hereto hereby waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(e)  Specific Performance; Injunctive Relief. The parties hereto agree that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of any Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation of this Agreement, the Company and the Investors shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company or the

Investors at law or in equity and each Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

(f)  Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart.

(g)  Entire Agreement; Nonassignability; Parties in Interest; Death or Incapacity. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (i) constitute an inducement and condition to the Investors entering into the Purchase Agreement, (ii) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (iii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by each Stockholder without the prior written consent of the Company, and any such assignment or delegation that is not consented to shall be null and void. This Agreement, together with any rights, interests or obligations of the Company hereunder, may be assigned or delegated in whole or in part by the Company to any affiliate of the Company without the consent of or any action by Stockholder upon notice by the Company to Stockholder as herein provided. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective permitted successors and assigns. All authority conferred herein shall survive the death or incapacity of the Stockholder and in the event of Stockholder's death or incapacity, any obligation of the Stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Stockholder.

(h)  Additional Documents. Stockholder shall execute and deliver any additional documents necessary or desirable in the reasonable opinion of the Company to carry out the purpose and intent of this Agreement.

(i)  Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(j)  Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

(k)  Governing Law; Consent to Jurisdiction. This Agreement, and the provisions, rights, obligations, and conditions set forth herein, and the legal relations between the parties hereto, including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflict of law provisions.

(l)  Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

(m)  Termination. This Agreement shall terminate and shall have no further force or effect from and after the earlier to occur of (i) date upon which the stockholders of the Company, in any annual, special or adjourned meeting of the stockholders of the Company, or by written consent in lieu of any such meeting, approve the transactions contemplated by the Purchase Agreement, (ii) the termination of the Purchase Agreement in accordance with its terms and (iii) August 31, 2019, and thereafter there shall be no liability or obligation on the part of the Stockholders, provided, that no such termination shall relieve any party from liability for any willful or intentional breach of this Agreement prior to such termination.

(n)  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

COMPANY:

S&W SEED COMPANY

By: /s/ Matthew K. Szot
    Matthew K. Szot
    Executive Vice President of Finance and
    Administration and Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

INVESTOR:

MFP Partners, L.P.

By: MFP Investors LLC,
    Its General Partner

By: /s/ Ellen Lynch
    Ellen Lynch
    Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

David A. Fischhoff, Ph.D.

/s/ David A. Fischhoff, Ph.D.
         (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

5,447  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

Mark J. Harvey

/s/ Mark J. Harvey
         (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

234,925  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

Consuelo E. Madere

/s/ Consuelo E. Madere
         (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

0  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

Alexander C. Matina

/s/ Alexander C. Matina
         (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

6,316  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

Charles B. Seidler

/s/ Charles B. Seidler
         (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

63,105  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

Robert D. Straus

/s/ Robert D. Straus
         (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

0  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

Grover T. Wickersham

/s/ Grover T. Wickersham

         (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

240,2001  shares of issued and outstanding Common Stock

1 Includes 23,723 shares held by RWL Management, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

Alan Willits

/s/ Alan Willits
         (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

0  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

Mark W. Wong

/s/ Mark W. Wong
         (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

90,745  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

Matthew K. Szot

/s/ Matthew K. Szot
         (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

75,131  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

Dennis C. Jury

/s/ Dennis C. Jury
         (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

246,505  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

Danielson B. Gardner

/s/ Danielson B. Gardner
         (signature)

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

3,225  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDER:

MFP Partners, L.P.

By: MFP Investors LLC,
        Its General Partner

By: /s/ Ellen Lynch
        Ellen Lynch
        Chief Financial Officer

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof:

7,102,300  shares of issued and outstanding Common Stock

IN WITNESS WHEREOF, the parties hereto have caused this VOTING AGREEMENT to be executed as of the date first written above.

STOCKHOLDERS:

Wynnefield Partners Small Cap Value, LP I

By:	/s/ Robert D. Straus
Name:	Robert D. Straus
Title:

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof: 2,159,2851  shares of issued and outstanding Common Stock

Wynnefield Partners Small Cap Value, LP

By:	/s/ Robert D. Straus
Name:	Robert D. Straus
Title:

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof: 1,482,809  shares of issued and outstanding Common Stock

Wynnefield Small Cap Value Offshore Fund Ltd.

By:	/s/ Robert D. Straus
Name:	Robert D. Straus
Title:

Shares owned beneficially or of record by the Stockholder, or over which the Stockholder exercises voting power on the date hereof: 580,241  shares of issued and outstanding Common Stock

1Includes 129,235 shares held by Wynnefield Capital, Inc. Profit Sharing Plan

Schedule A

SCHEDULE OF INVESTORS

MFP Partners, L.P.
 c/o MFP Investors LLC
909 Third Avenue, 3rd Floor
New York, NY 10022
Attention: Timothy E. Ladin
Fax: (212) 752-7265
Email: tladin@mfpllc.com

Schedule B

SCHEDULE OF STOCKHOLDERS
David A. Fischhoff, Ph.D. 106 K Street, Suite 300 Sacramento CA, 95814
Danielson B. Gardner 106 K Street, Suite 300 Sacramento CA, 95814
Mark J. Harvey 106 K Street, Suite 300 Sacramento CA, 95814
Dennis C. Jury 106 K Street, Suite 300 Sacramento CA, 95814
Consuelo E. Madere 106 K Street, Suite 300 Sacramento CA, 95814
Alexander C. Matina 106 K Street, Suite 300 Sacramento CA, 95814
Charles B. Seidler 106 K Street, Suite 300 Sacramento CA, 95814
Robert D. Straus 106 K Street, Suite 300 Sacramento CA, 95814
Matthew K. Szot 106 K Street, Suite 300 Sacramento CA, 95814
Grover T. Wickersham 106 K Street, Suite 300 Sacramento CA, 95814
Alan Willits 106 K Street, Suite 300 Sacramento CA, 95814
Mark W. Wong 106 K Street, Suite 300 Sacramento CA, 95814
MFP Partners, L.P. c/o MFP Investors LLC 909 Third Avenue, 3rd Floor New York, NY 10022 Attention: Timothy E. Ladin Fax: (212) 752-7265 Email: tladin@mfpllc.com

Wynnefield Partners Small Cap Value, LP I
Wynnefield Capital, Inc.
450 Seventh Avenue, Suite 509
New York, NY 10123
Attention: Alex Liu; Stephen Zelkowicz
Fax: 212-760-0824
Email: aliu@wynnecap.com; szelkowicz@wynnecap.com

Wynnefield Partners Small Cap Value, LP
Wynnefield Capital, Inc.
450 Seventh Avenue, Suite 509
New York, NY 10123
Attention: Alex Liu; Stephen Zelkowicz
Fax: 212-760-0824
Email: aliu@wynnecap.com; szelkowicz@wynnecap.com

Wynnefield Small Cap Value Offshore Fund Ltd.
Wynnefield Capital, Inc.
450 Seventh Avenue, Suite 509
New York, NY 10123
Attention: Alex Liu; Stephen Zelkowicz
Fax: 212-760-0824
Email: aliu@wynnecap.com; szelkowicz@wynnecap.com